Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$184,810
Unrealized Gain (Loss) on Market Value of Futures	(260,410)
Dividend Income	54
Interest Income	5
Total Income (Loss)	$(75,541)

Expenses
Investment Advisory Fee	$1,919
Brokerage Commissions	370
NYMEX License Fee	78
Prepaid Insurance Expense	40
Non-interested Directors' Fees and Expenses	22
Other Expenses	15,344
Total Expenses	17,773
Expense Waiver	(14,864)
Net Expenses	$2,909
Net Gain (Loss)	$(78,450)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$4,016,482
Net Gain (Loss)	(78,450)

Net Asset Value End of Period	$3,938,032
Net Asset Value Per Unit (100,000 Units)	$39.38

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502